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                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 1995, except for
Note 12, as to which the date is September 19, 1997, relating to the consolidated financial statements of Conning, Inc. & Subsidiaries, which appears on page F-39 of the Registration Statement on Form S-1 of Conning Corporation. We also consent to the incorporation by reference of the reference to us under the heading "Experts" on page 69 of that Registration Statement.



/s/ Price Waterhouse LLP

Hartford, Connecticut
December 19, 1997